Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of Coastal Carolina Bancshares, Inc. (the Company), certifies that, to her knowledge on the date of this certification:

1.               The quarterly report of the Company for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on this date (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2009	By:	/s/ Holly L. Schreiber
Holly L. Schreiber
Chief Financial Officer
(Principal Financial Officer)